                                                                     Exhibit (i)

                                February 24, 2004


ING Partners, Inc.
151 Farmington Ave.
Hartford, Connecticut 06156-8962

RE:  ING Partners, Inc. - Shares of Common Stock

Ladies and Gentlemen:

     We have acted as counsel to ING Partners, Inc., a Maryland corporation (the "Fund"), in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 12 (the "Amendment") to the Fund's Registration Statement on Form N-1A under the Securities Act of 1933, as amended. The Amendment seeks to register an indefinite number of shares of common stock, par value $.001 per share (the "Shares"), of the following series ("Portfolios") and share classes ("Classes") of the Fund:

                                                                      Authorized
Portfolio and Class                                                     Shares
-------------------                                                     ------

ING Salomon Brothers Aggressive Growth Portfolio - Initial Class     100,000,000
ING Salomon Brothers Aggressive Growth Portfolio - Adviser Class     100,000,000
ING Salomon Brothers Aggressive Growth Portfolio - Service Class     100,000,000
ING UBS U.S. Large Cap Equity Portfolio - Initial Class              100,000,000
ING UBS U.S. Large Cap Equity Portfolio - Adviser Class              100,000,000
ING UBS U.S. Large Cap Equity Portfolio - Service Class              100,000,000
ING MFS Capital Opportunities Portfolio - Initial Class              100,000,000
ING MFS Capital Opportunities Portfolio - Adviser Class              100,000,000
ING MFS Capital Opportunities Portfolio - Service Class              100,000,000
ING JPMorgan Fleming International Portfolio - Initial Class         100,000,000
ING JPMorgan Fleming International Portfolio - Adviser Class         100,000,000
ING JPMorgan Fleming International Portfolio - Service Class         100,000,000
ING T. Rowe Price Growth Equity Portfolio - Initial Class            100,000,000
ING T. Rowe Price Growth Equity Portfolio - Adviser Class            100,000,000
ING T. Rowe Price Growth Equity Portfolio - Service Class            100,000,000
ING Alger Aggressive Growth Portfolio - Initial Class                100,000,000
ING Alger Aggressive Growth Portfolio - Adviser Class                100,000,000
ING Alger Aggressive Growth Portfolio - Service Class                100,000,000
ING Alger Growth Portfolio - Initial Class                           100,000,000
ING Alger Growth Portfolio - Adviser Class                           100,000,000


ING Partners, Inc.
February 23, 2004
Page 2

ING Alger Growth Portfolio - Service Class                           100,000,000
ING OpCap Balanced Value Portfolio - Initial Class                   100,000,000
ING OpCap Balanced Value Portfolio - Adviser Class                   100,000,000
ING OpCap Balanced Value Portfolio - Service Class                   100,000,000
ING UBS US Allocation Portfolio - Initial Class                      100,000,000
ING UBS US Allocation Portfolio - Adviser Class                      100,000,000
ING UBS US Allocation Portfolio - Service Class                      100,000,000
ING Aeltus Enhanced Index Portfolio - Initial Class                  100,000,000
ING Aeltus Enhanced Index Portfolio - Adviser Class                  100,000,000
ING Aeltus Enhanced Index Portfolio - Service Class                  100,000,000
ING Goldman Sachs(R) Capital Growth Portfolio - Initial Class        100,000,000
ING Goldman Sachs(R) Capital Growth Portfolio - Adviser Class        100,000,000
ING Goldman Sachs(R) Capital Growth Portfolio - Service Class        100,000,000
ING Salomon Brothers Fundamental Value Portfolio - Initial Class     100,000,000
ING Salomon Brothers Fundamental Value Portfolio - Adviser Class     100,000,000
ING Salomon Brothers Fundamental Value Portfolio - Service Class     100,000,000
ING Salomon Brothers Investors Value Portfolio - Initial Class       100,000,000
ING Salomon Brothers Investors Value Portfolio - Adviser Class       100,000,000
ING Salomon Brothers Investors Value Portfolio - Service Class       100,000,000
ING American Century Small Cap Value Portfolio - Initial Class       100,000,000
ING American Century Small Cap Value Portfolio - Adviser Class       100,000,000
ING American Century Small Cap Value Portfolio - Service Class       100,000,000
ING MFS Global Growth Portfolio- Initial Class                       100,000,000
ING MFS Global Growth Portfolio- Adviser Class                       100,000,000
ING MFS Global Growth Portfolio- Service Class                       100,000,000
ING JPMorgan Mid Cap Value Portfolio - Initial Class                 100,000,000
ING JPMorgan Mid Cap Value Portfolio - Adviser Class                 100,000,000
ING JPMorgan Mid Cap Value Portfolio - Service Class                 100,000,000
ING PIMCO Total Return Portfolio - Initial Class                     100,000,000
ING PIMCO Total Return Portfolio - Adviser Class                     100,000,000
ING PIMCO Total Return Portfolio - Service Class                     100,000,000
ING Van Kampen Comstock Portfolio - Initial Class                    100,000,000
ING Van Kampen Comstock Portfolio - Adviser Class                    100,000,000
ING Van Kampen Comstock Portfolio - Service Class                    100,000,000
ING Baron Small Cap Growth Portfolio - Initial Class                 100,000,000
ING Baron Small Cap Growth Portfolio - Adviser Class                 100,000,000
ING Baron Small Cap Growth Portfolio - Service Class                 100,000,000
ING Alger Capital Appreciation Portfolio - Initial Class             100,000,000
ING Alger Capital Appreciation Portfolio - Adviser Class             100,000,000
ING Alger Capital Appreciation Portfolio -Service Class              100,000,000
ING Goldman Sachs(R) Core Equity Portfolio - Initial Class           100,000,000


ING Partners, Inc.
February 23, 2004
Page 3

ING Goldman Sachs(R) Core Equity Portfolio - Adviser Class           100,000,000
ING Goldman Sachs(R) Core Equity Portfolio - Service Class           100,000,000

     We have reviewed the Fund's Articles of Incorporation as amended and supplemented through the date hereof (the "Articles of Incorporation"), ByLaws (the "ByLaws"), resolutions of its Board of Directors and shareholders, and such other legal and factual matters as we have deemed appropriate.

     This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.

     We have also assumed the following for this opinion:

     1. The Shares will be issued in accordance with the Fund's Articles of Incorporation and ByLaws and resolutions of the Fund's Board of Directors and shareholders relating to the creation, authorization and issuance of the Shares.

     2. The Shares will be issued against consideration therefor as described in the applicable Fund prospectus, and such consideration will have been at least equal to the applicable net asset value and the applicable par value.

     3. The number of outstanding Shares will not exceed the number of Shares authorized for the particular Portfolio and Class.

     On the basis of the foregoing, it is our opinion that the Shares will be validly and legally issued, fully paid and non-assessable by the Fund.

     We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 12 to the Fund's Registration Statement on Form N-1A.


                                             Very truly yours,


                                                /s/ Drinker Biddle & Reath LLP

                                             DRINKER BIDDLE & REATH LLP

ACT/MJR